Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267445 on Form S-8 of our report dated March 29, 2023 relating to the financial statements of Third Harmonic Bio, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Morristown, NJ

March 29, 2023